Exhibit 10.2

AMENDMENT TO MUTUaL RELEASE AND SETTLEMENT AGREEMENT BETWEEN GREENSTREAM PARTIES AND EAGLE OIL PARTIES

This Amendment (“Amendment”) to the Mutual Release and Settlement Agreement (“Settlement Agreement”) between Greenstream Parties and Eagle Oil Parties (as defined in the Settlement Agreement) is entered into as of October 10, 2019 ("Effective Date").

Whereas, the parties entered into that certain Mutual Release and Settlement Agreement dated May 29, 2019 (the “Agreement”); and

Whereas, the parties now desire to amend the terms of the Agreement as more particularly set forth below:

1.	The Greenstream Parties shall wire an additional $25,000 USD in total to Eagle Oil Parties on or before November 8, 2019, in the amounts and pursuant to the wire instructions to be provide by the Eagle Oil Parties.

2.	Section 4. of the Agreement, “Issuance of Reg A Shares” shall be deleted in its entirety and replaced by the following:

“Issuance of Reg A shares. Each of Paul Khan, (ii) Connie Helwig; (iii) Ken Williams; (iv) Wendy Williams; and (v) Marc Desparois shall be issued that number of shares of the Company’s common stock pursuant to the Company’s Regulation A Offering Circular equal to $40,000 divided by the price per share set forth in the Offering Circular (the “Reg A Shares”). The issuance of the Reg A Shares shall be in exchange for the number of Preferred Shares held by each of the Eagle Oil Parties. If the Reg A shares are not issued and the necessary supporting documentation for their deposit and sale (to a third party) of the Reg A Shares is not provided by March 9, 2020 , the Class B preferred shares, for which the Reg A Shares were exchanged, will be immediately reissued with the exact same designation that existed prior to their exchange with the exception that the redeemable feature shall not apply (“These preferred shares held by any holder under 5% of the total issued and outstanding will be redeemable at the discretion of the company for the lump sum of $100,000 per holder”). In such case, each one of the 5 members of the Eagle Oil Parties shall receive 30,000 Class B preferred shares, that shall be fully paid and non-assessable, by March 10, 2020. In addition, all of the convertible debt previously held by the Eagle Oil Parties that previously had been canceled will be immediately reinstated.”

3.	Each of the Greenstream Parties and the Eagle Oil Parties agree not to publish or disseminate any information that has even the slightest negative connotation with respect to the other party. Any public posting or other material made by one party concerning the other will immediately be removed. Neither party shall claim that it is the owner or has control of the other or that it is other directing the operations of the other. Hereafter should one party notify the other that it is that party’s good faith belief that any posting or dissemination of information is in contravention of this provision, the party receiving the notice shall remove and retract any such public statement within 2 business days of the notice.

4.	Green Stream shall amend the Offering Circular to state:

“Allegations with regard to the Promissory Notes

The Company been made aware of the existence of certain convertible promissory notes by and between the Company and a number of persons and entities (collectively “Purported Notes”) as set forth in the table below. The Company disputes the validity of the Purported Notes. Nevertheless, the Company elects to disclose the Purported Notes to the potential investor due to the fact that should the parties alleging the existence of the Purported Notes sue the Company to collect on the Purported Notes and prevail in the court of relevant jurisdiction, the Company may have an obligation to issue certain securities of the Company and/or pay certain amounts as per the Purported Notes. However, it may be the case that some of the Purported Notes or the entirety of them are void or voidable based on the provisions of the Settlement.

The Company does not attempt to assess the likelihood of prevailing in the potential lawsuit. That said, the Company is prepared to protect its interests vigorously and assert any and all available defenses and counterclaims in the event of such lawsuit.”

5.	Ken Williams shall immediately put out a tweet as follows, “Green Stream Holdings Inc. will be amending their Reg A to my satisfaction, in a manner that is completely accurate.”

6.	Except as provided in this Amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

7.	This Amendment embodies the entire agreement between both parties with respect to the amendment of the Agreement. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control and govern.

8.	Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement remain in full force and effect. Except as otherwise expressly provided herein, the parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Agreement, the purpose of this Amendment being simply to amend and ratify the Agreement, as hereby amended and ratified, and to confirm and carry forward the Agreement, as hereby amended, in full force and effect.

9.	This Amendment shall be construed and governed by the laws of the STATE OF NEVADA

IN WITNESS WHEREOF, Greenstream Parties and Eagle Oil Parties have executed and delivered this Amendment effective as of the Effective Date.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AMENDMENT TO SETTLEMENT AGREEMENT]

Greenstream Parties:

Greenstream Holdings, Inc.

By:	/s/ Madeleine Cammarata
Madeleine Cammarata, President

/s/ Madeleine Cammarata
Madeleine Cammarata, Individually

/s/ James Ware
James Ware

/s/ Renee (Ray) Anam
Renee (Ray) Anam

Eagle Oil Parties:

/s/ Paul Khan
Paul Khan

/s/ Connie Helwig
Connie Helwig

/s/ Ken Williams
Ken Williams

/s/ Wendy WIlliams
Wendy WIlliams

/s/ Marc Desparois
Marc Desparois